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                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]




                                                                   File Number
                                                                     864758


                               February 19, 1998


Arden Realty, Inc.
9100 Wilshire Boulevard
East Tower, Suite 700
Beverly Hills, California 90212


        Re:   Registration Statement on Form S-3
              (No. 333-44141)
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Ladies and Gentlemen:

        We have served as Maryland counsel to Arden Realty, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the Company's registration statement on Form S-3 (No. 333-44141) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the Prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus"). This opinion letter is rendered in connection with the sale and issuance of 23,881,950 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of the Company, in connection with a Prospectus Supplement dated February 12, 1998. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies
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Arden Realty, Inc.
February 19, 1998
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certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

        2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3. The Bylaws of the Company, certified as of a recent date by its Secretary;

        4. Resolutions adopted by the Board of Directors and stockholders of the Company relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company (the "Resolutions");

        5. The form of certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

        6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

        7. A certificate executed by Diana M. Laing, Secretary of the Company, dated as of a recent date; and

        8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

        1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.
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Arden Realty, Inc.
February 19, 1998
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        2.   Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

        4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

        The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2. The Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and any other resolutions of the Board of Directors or a duly authorized committee of the Board of Directors authorizing their issuance, the Shares will be duly and validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.
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Arden Realty, Inc.
February 19, 1998
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We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K filed with the Commission today (the "8-K") and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein. In giving this consent, we do no admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                   Very truly yours,


                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP